EXHIBIT 10.10

                                                              Lease No. 03-05778

                                      LEASE

                                     BETWEEN

                          CAPTEC NET LEASE REALTY, INC.

                                       AND

                             NEW YORK ROASTERS, INC.

                              Dated: April 17, 1995


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                                TABLE OF CONTENTS

ARTICLE 1                FUNDAMENTAL LEASE PROVISIONS......................  4

ARTICLE 2                EXHIBITS..........................................  5

ARTICLE 3                PREMISES..........................................  5

ARTICLE 4                TERM..............................................  6
         4.01            Term..............................................  6
         4.02            Option to Extend Lease Term.......................  6

ARTICLE 5                LIENS.............................................  6

ARTICLE 6                RENT..............................................  7
         6.01            Rent..............................................  7
         6.02            Rental Adjustments................................  7
         6.03            Net Lease.......................................... 8
         6.04            Security Deposit................................... 8

ARTICLE 7                USE OF THE PREMISES................................ 9
         7.01            Use................................................ 9
         7.02            Compliance With Law................................ 9
         7.03            Permits and Licenses.............................. 10

ARTICLE 8                UTILITIES......................................... 10
         8.01            Payment........................................... 10
         8.02            Interruption in Service........................... 10

ARTICLE 9                TAXES............................................. 10
         9.01            Payment of Taxes.................................. 10
         9.02            Definition of "Real Property Taxes"............... 11
         9.03            Personal Property Taxes........................... 11
         9.04            Tenant's Right to Contest Taxes................... 11

ARTICLE 10                MAINTENANCE AND REPAIRS.......................... 13
         10.01    Tenant's Obligations..................................... 13
         10.02    Landlord's Obligations................................... 13
         10.03    Landlord's Rights........................................ 14

ARTICLE 11               INSURANCE AND INDEMNIFICATION..................... 14
         11.01    Tenant's Insurance Obligation............................ 14
         11.02    INTENTIONALLY OMITTED.................................... 16
         11.03    Subrogation Waiver....................................... 16
         11.04    Insurance Use Restrictions............................... 16
         11.05    Indemnification.......................................... 16
         11.06    Payment of Insurance..................................... 17

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ARTICLE 12               ALTERATIONS....................................... 17
         12.01    Permitted Improvements................................... 17
         12.02    Liens.................................................... 17
         12.03    Structural Alterations................................... 18
         12.04    Removal of Alterations................................... 18
         12.05    Alterations Required by Law.............................. 18
         12.06    General Conditions Relating to Alterations............... 18

ARTICLE 13               SIGNS............................................. 19

ARTICLE 14               DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD........ 19

         14.01    Obligation to Rebuild.................................... 19
         14.02    No Abatement of Rent..................................... 20

ARTICLE 15               EMINENT DOMAIN.................................... 20
         15.01    Total Taking............................................. 20
         15.02    Partial Taking........................................... 20
         15.03    Distribution of Award.................................... 21
         15.04    Transfer Under Threat of Taking.......................... 21

ARTICLE 16               ASSIGNMENT AND SUBLETTING......................... 21
         16.01    Landlord's Consent Required.............................. 21
         16.02    Assumption of Obligations................................ 21
         16.03    Assignment to Affiliate.................................. 21
         16.04    Hypothecation of Lease................................... 22
         16.05    Corporate/Partnership/Limited Liability
                  Company Restrictions..................................... 22

         16.06    No Release of Tenant..................................... 22

ARTICLE 17               DEFAULT; REMEDIES................................. 23
         17.01    Default.................................................. 23
         17.02    Remedies................................................. 24
         17.03    Administrative Fee....................................... 25

ARTICLE 18               SUBORDINATION..................................... 25

ARTICLE 19               QUIET ENJOYMENT................................... 26

ARTICLE 20               REPRESENTATIONS AND WARRANTIES.................... 26
         20.01    Representations and Warranties........................... 26
         20.02    Financial Statements..................................... 27

ARTICLE 21               SURRENDER OF PREMISES............................. 28

ARTICLE 22               OPTION TO PURCHASE................................ 28
         22.01    Option to Purchase....................................... 28
         22.02    Option Price............................................. 28
         22.03    Closing.................................................. 29
         22.04    Termination of Option.................................... 29
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ARTICLE 23               BANKRUPTCY OR INSOLVENCY.......................... 29
         23.01    Bankruptcy or Insolvency................................. 29

ARTICLE 24               HAZARDOUS MATERIALS............................... 33
         24.01    Representations and Warranties........................... 33
         24.02    Definitions.............................................. 34
         24.03    Tenant's Obligation...................................... 35
         24.04    Landlord Options......................................... 35
         24.05    Indemnity................................................ 36
         24.06    Survival................................................. 36

ARTICLE 25               GENERAL PROVISIONS................................ 36
         25.01    Estoppel Certificates.................................... 36
         25.02    Severability............................................. 36
         25.03    Entire Agreement......................................... 37
         25.04    Notices.................................................. 37
         25.05    Waivers.................................................. 37
         25.06    Recording................................................ 37
         25.07    Holding Over............................................. 37
         25.08    Cumulative Remedies...................................... 38
         25.09    Choice of Law............................................ 38
         25.10    Attorneys' Fees.......................................... 38
         25.11    Waiver of Jury Trial..................................... 38
         25.12    Liability of Landlord.................................... 38
         25.13    No Merger................................................ 39
         25.14    Reports.................................................. 39
         25.15    Definition of Rent....................................... 39
         25.16    Interpretation........................................... 39
         25.17    Relationship of the Parties.............................. 39
         25.18    Successors............................................... 40
         25.19    Modifications............................................ 40
         25.20    Brokerage Fees........................................... 40
         25.21    Waiver of Redemption..................................... 40
         25.22    Not Binding Until Executed............................... 40


EXHIBIT A  ............................................................... A-1
EXHIBIT B  ............................................................... B-1
EXHIBIT C  ............................................................... C-1
EXHIBIT D  ............................................................... D-1
EXHIBIT E  ............................................................... E-1
EXHIBIT F  ............................................................... F-1

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                                      LEASE

         In consideration of the rents and covenants-Bet forth below, Landlord (as hereinafter defined) hereby leases to Tenant (as hereinafter defined), and Tenant hereby leases from Landlord, the following Premises (as hereinafter defined) upon the following terms and conditions:

                                    ARTICLE 1
                          FUNDAMENTAL LEASE PROVISIONS

Date:          April 17, 1995

Landlord:          Captec Net Lease Realty, Inc.

Tenant:            New York Roasters, Inc.

Tenant's
Trade Name:        Kenny Rogers Roasters

Lease Term:        Twenty (20) years, commencing on the date hereof and
                         ending on April 30, 2015 with two (2) renewal options of five (5) years each.
                                                   (Article 4, Section 4.01)

Minimum Annual
Rent:              One Hundred Eleven Thousand Six Hundred Twenty Five and
                         00/100 Dollars ($111,625.00), and shall be subject to adjustment as hereinafter provided. (Article 6, Section 6.01)

                         The Minimum Annual Rent shall be payable on the first day of each month, commencing May 1, 1995, in twelve
                         (12) equal installments each in the amount of Nine Thousand Three Hundred Two and 00/100 Dollars ($9,302.00) during each year of the term of this Lease, subject to proration or adjustment as hereinafter provided.

Addresses for
Notices:                 To Landlord:  24 Frank Lloyd Wright Drive
                                       Lobby L, 4th Floor
                                       P.O. Box 544
                                       Ann Arbor, Michigan 48106-0544

                         To Tenant:    690 Delaware Avenue
                                       Buffalo, New York 14209

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                                        With a copy to:
                                        Roasters Corp.
                                        899 West Cypress Creek Rd., Ste. 500
                                        Fort Lauderdale, Florida 33309
                                        Attention:  Real Estate Department

         Premises:         That, certain real property, with all improvements
                           located thereon, commonly known as Kenny Rogers
                           Roasters, located at 1449 French Road, Cheektowaga,
                           New York and more particularly described in Exhibit A attached hereto and incorporated herein by this reference.

         References in this Article 1 to other Articles are for convenience and designate some of the other Articles where references to the Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions contained in this Article 1 shall be construed to incorporate all of the terms Provided under such Fundamental Lease Provision. In the event of any conflict between any Fundamental Lease Provision and the balance of this Lease, the latter shall control.

                                    ARTICLE 2
                                    EXHIBITS

         The following are attached hereto as Exhibits and made a part of this
Lease:

         EXHIBIT A         --               Description of the Premises

         EXHIBIT B         --               Form of Estoppel Certificate

         EXHIBIT C         --               Memorandum of Lease

         EXHIBIT D         --               [INTENTIONALLY OMITTED)

         EXHIBIT E         --               Subordination, Non-Disturbance and
                                            Attornment Agreement

         EXHIBIT F         --               Letter of Credit Agreement

         In the event of any conflict between any of the above-referenced Exhibits and the balance of this Lease, the Exhibits shall control.

                                    ARTICLE 3
                                    PREMISES

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         Landlord hereby leases and demises unto Tenant and Tenant hereby leases and takes from Landlord, for the term, at the rental, and upon the terms, covenants, and conditions hereinafter set forth, the property referred to in
Article 1 as the Premises and described on Exhibit A attached hereto.

                                    ARTICLE 4
                                      TERM

         4.01  TERM. The term of this Lease shall be the term specified in
Article 1 hereof (the initial term and any extensions exercised by Tenant thereof are hereinafter referred to as the "Lease Term") and shall commence on the date hereof (the "Commencement Date").

         4.02 OPTION TO EXTEND LEASE TERM. Tenant shall have the option to extend the initial term of this Lease for two (2) additional successive periods of five (5) years each on the same terms, covenants and conditions of this Lease. In the event Tenant elects to exercise the option(s), Tenant shall provide Landlord written notice not less than ninety (90) days prior to the end of the then current term of Tenant's exercise of the option(s), such notice to be given in the manner provided in Section 25.04 of this Lease. Tenant's right to exercise the foregoing option(s) is conditioned upon Tenant's performance of all of the duties and obligations on its part to be performed under this Lease so that, at the time of the exercise of such option, Tenant shall not be in default hereunder. In the event that Tenant elects to extend the initial term of this Lease, the Minimum Annual Rent shall continue to be adjusted as provided in
Section 6.02 of this Lease.

                                    ARTICLE 5
                                      LIENS

         Tenant shall do all things necessary to prevent the filing of any mechanics' or other liens or encumbrances against the Premises, or any part thereof, or upon any interest of Landlord or Prime Landlord or any mortgagee or beneficiary under a deed of trust or any ground or underlying lessor in any portion of the Premises, by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien or encumbrance shall at any time be filed against the Premises, or any portion thereof, Tenant shall either cause same to be discharged of record within ten
(10) days after the date of filing of same or, if Tenant in good faith

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determines that such lien should be contested, Tenant shall furnish such security as Landlord shall determine to be necessary and/or required to prevent any foreclosure proceedings against the Premises, or any portion thereof, during the pendency of such contest, and Tenant shall cause the title insurance company or companies insuring the respective interests in the Premises of Landlord, Prime Landlord and/or Landlord's mortgagees and/or any ground or underlying lessor in any portion of the Premises to remove such lien as a matter affecting title to the Premises. If Tenant shall fail to discharge any such lien or encumbrance within such period or fail to furnish such security, then, in addition to any other right or remedy of Landlord resulting from said default of Tenant, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law, and Tenant agrees to reimburse Landlord promptly upon demand for all costs, expenses, and other sums of money spent in connection therewith together with the applicable Administrative Fee (as hereinafter defined). All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies, or equipment with respect to any portion of the Premises, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Tenant shall give Landlord adequate notice and opportunity, and Landlord shall have the right, to post and maintain on the Premises such notices, including notices of nonresponsibility and other similar notices, as are provided for under the laws of the state in which the Premises are located, evidencing Tenant's obligations with respect to any of the matters covered by this Article.

                                    ARTICLE 6
                                      RENT

         6.01 RENT. Tenant covenants and agrees to pay for the use and occupancy of the Premises, the Minimum Annual Rent specified in Article 1 hereof, subject to increase pursuant to the provisions of Section 6.02 hereof, in twelve (12) equal monthly installments during each year of the Lease Term, in advance, on the first day of each calendar month, without any offset or deduction. Should the Lease Term commence on a day other than the first day of a calendar month, then the rental for such first fractional month shall be computed on a daily basis for the period from the Commencement Date to the end of such calendar month at an amount equal to one three hundred sixty-fifth (1/365) of the Minimum Annual Rent for each day. Should the Lease Term end on a day other than the last day of a calendar month, then the rental for such fractional month shall be computed on a daily basis at an

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amount equal to one three hundred sixty-fifth (1/365) of the Minimum Annual Rent for each day. Rent shall be paid in lawful money of the United States to Landlord at the address stated in Article 1 or to such other persons or at such other places as Landlord may designate in writing to Tenant.

         6.02 RENTAL ADJUSTMENTS. The Minimum Annual Rent payable under this Lease shall be increased on May 1, 1996 and every May 1 thereafter ("Increase Date") during the Lease term by three (3%) percent.

         6.03 NET LEASE. This Lease is what is commonly called a "triple net lease," it being understood that Landlord shall receive the Minimum Annual Rent set forth in Article 1 hereof, as increased pursuant to Section 6.02 or otherwise, free and clear of any and all other impositions, taxes, liens, charges, or expenses of any nature whatsoever incurred in connection with the ownership and operation of the Premises. In addition to the Minimum Annual Rent reserved by Article 1 hereof, as increased, Tenant shall pay to the parties respectively entitled thereto all impositions, insurance premiums, Real Property Taxes (as defined below), operating charges, maintenance charges, construction costs, accounting and legal fees, and any other charges, costs and expenses which arise or may be contemplated under any provision of this Lease during the Lease Term (collectively "Impositions"). All of such Impositions shall constitute additional rent, and upon the failure of Tenant to pay any of such Impositions, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent. Tenant shall furnish to Landlord, promptly after payment of any Real Property Taxes or insurance premiums, and, with respect to any other Impositions, promptly upon request of Landlord, official receipts or other satisfactory proof evidencing payment of such Impositions. In addition, Tenant shall, promptly upon request, furnish to Landlord, but not more frequently than semiannually, throughout the term of this Lease, a certificate executed by an executive officer of Tenant, stating that all Impositions have been paid to date. Upon Tenant's failure to pay such impositions or failure to provide proof of such payment or failure to deliver any such certificate, as above provided, Landlord shall have the right, at Landlord's option, to require Tenant to (a) promptly deposit with Landlord funds sufficient for the payment of the current impositions required to be paid by Tenant hereunder; and (b) also deposit one-twelfth of the current annual or annualized Impositions, as the case may be (or those of the preceding years if the current amounts thereof have not been fixed), on the first day of each month in advance. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Tenant, and that Tenant shall in no event be entitled to any abatement of, deductions of any kind, offset or reduction in rent

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payable under this Lease.  Any present or future law to the contrary shall not alter this agreement of the parties.

         6.04 SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution hereof the amount of Nine Thousand Three Hundred Two and 08/100 Dollars ($9,302.08) as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Landlord may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit with LANDLORD an amount sufficient to restore the deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the security deposit separate from its general accounts or to pay interest thereon, unless otherwise required by applicable law.

     If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned in cash, without payment of interest or other increment for its use, to Tenant at the expiration of the Lease Term. No trust relationship is created herein between Landlord and Tenant with respect to the security deposit.

                                    ARTICLE 7
                               USE OF THE PREMISES

         7.01 USE. Tenant shall occupy and use the Premises solely for the operation of a Kenny Rogers Roasters franchise. Tenant may not use the Premises for any other purpose without obtaining the prior written consent of Landlord.

         7.02  COMPLIANCE WITH LAW.

         (a) Tenant accepts the Premises in "AS IS" condition. Tenant accepts the Premises "AS IS" in reliance upon Tenant's own knowledge as owner of a leasehold interest in and occupier of the Premises immediately prior to commencement of this Lease. Landlord makes no warranties of any type whatsoever, including without limitation, whether there has been or are currently any violations of any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect regarding the Premises on the Commencement Date.

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         (b)   Tenant shall, at Tenant's sole expense, fully comply with all present and future laws, ordinances, orders, rules, regulations, of any governmental authorities and with any directive of any public officer which shall impose any violation, order or duty upon Landlord or Tenant with respect to Premises or the use or occupation thereof including, without limitation, any governmental law or statute, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect relating to the environment, health or safety.

         (c) Tenant shall not use or permit the Premises to be used in any manner which will result in waste or the creation of a nuisance, and Tenant shall maintain the Premises free of any objectionable noises, odors, or disturbances.

         7.03 PERMITS AND LICENSES. Tenant shall be solely responsible to apply for and secure any building permit or permission of any duly constituted authority for the purpose of doing any of the things which Tenant is required or permitted to do under the provisions of this Lease.

                                    ARTICLE 8
                                    UTILITIES

         8.01 PAYMENT. Tenant shall pay to the utility companies or other parties entitled to payment the cost of all water, heat, air conditioning, gas, electricity, telephone, and other utilities and services provided to or for the Premises, including connection fees and taxes thereon. In the case of any utilities or services which are not separately metered and billed directly to Tenant, but are metered jointly with other premises, Tenant shall pay to the parties entitled thereto, a PRO RATA share based on Tenant's usage of such utilities and services.

         8.02 INTERRUPTION IN SERVICE. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service being furnished to the Premises, and no such failure or interruption shall entitle Tenant to any abatement of, set off or reduction in the amounts payable to Landlord hereunder or otherwise entitle Tenant to terminate this Lease.

                                    ARTICLE 9
                                      TAXES

         9.01 PAYMENT OF TAXES. Tenant shall pay the Real Property Taxes (as defined in Section 9.02) applicable to the Premises during the Lease Term. Landlord shall provide Tenant with copies of any tax bills applicable to the Premises promptly after receipt

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of such bills. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Tenant shall promptly furnish Landlord with satisfactory evidence that such Real Property Taxes have been paid. If any such Real Property Taxes paid by Tenant shall cover any period of time prior to or after the expiration of the Lease Term, Landlord shall reimburse Tenant to the extent required. If Tenant shall fail to pay any such Real Property Taxes, Landlord shall have the right but not the obligation to pay the same in which case Tenant shall repay such amount plus any penalties and interest resulting therefrom to Landlord with Tenant's next Minimum Annual Rental installment together with the applicable Administrative Fee.

         9.02 DEFINITION OF "REAL PROPERTY TAXES". As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, ad valorem tax or gross receipts tax, imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, on, against or with respect to the Premises, this Lease, any legal or equitable interest of Landlord or any superior landlord in the Premises or in the real property of which the Premises are a part, Landlord's right to rent or other income therefrom, and Landlord's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment, penalty, interest or other charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge hereinabove included within the definition of Real Property Tax, (ii) the nature of which was hereinbefore included within the definition of Real Property Tax, or (iii) any tax or increase in any tax which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of Real Property Taxes by reason of such transfer, or which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. Notwithstanding the foregoing, the term "Real Property Tax" shall not include any general income taxes, inheritance taxes, and estate taxes imposed upon Landlord or any superior landlord.

         9.03 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property of Landlord.

         9.04  TENANT'S RIGHT TO CONTEST TAXES.

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         (a)   Tenant shall have the right, at its cost and expense, to contest the amount or validity, in whole or in part, of any Real Property Taxes of any kind by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any Real Property Taxes unless Tenant, at its option: (i) shall pay the amount involved under protest; or (ii) shall procure and maintain a stay of all proceedings to enforce any collection of any Real Property Taxes, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay; or (iii) shall deposit with Landlord, as security for the performance by Tenant of its obligations hereunder with respect to such Real Property Taxes, such security in amounts equal to one hundred fifty percent (150%) of such contested amount or such other reasonable security as may be demanded by Landlord to insure payment of such contested Real Property Taxes and all penalties, interest, costs and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, it shall be the obligation of Tenant to pay the amount of such Real Property Taxes or part thereof, as finally determined in such proceedings, together with any costs, fees (including attorneys' fees), penalties or other liabilities in connection therewith; provided, however, that if Tenant has deposited cash or cash equivalents with Landlord as security under clause (iii) above, then, so long as no material default exists under this Lease, Landlord will arrange to pay such Real Property Taxes (or part thereof) together with the applicable costs, fees and liabilities as described above out of such cash or cash equivalents and return any unused balance, if any, to Tenant. Otherwise, Landlord will arrange to have returned to Tenant all amounts, if any, held by or on behalf of Landlord which were deposited by Tenant in accordance with the provisions hereof and to return any unused balance, if any, to Tenant.

         (b) Tenant shall have the right, at its cost and expense, toseek a reduction in the valuation of the Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Tenant is not in default hereunder, Tenant shall be authorized to collect any tax refund of any tax paid by Tenant obtained by reason thereof and to retain the same.

         (c) Landlord agrees that, whenever Landlord's cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord, and Tenant will pay, indemnify and save Landlord harmless of and from, any and all liabilities, losses, judgments, decrees, costs

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and expenses (including all reasonable attorneys, fees and expenses) in connection with any such contest and will, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil liability or the risk of any criminal liability, and Tenant shall give such reasonable indemnity or security to Landlord, as may reasonably be demanded by Landlord to insure compliance with the foregoing provisions of this Section 9.05.

                                   ARTICLE 10
                             MAINTENANCE AND REPAIRS

         10.01 TENANT'S OBLIGATIONS.

         (a) Tenant shall, at Tenant's expense, maintain in good repair, order, and serviceable condition the Premises and every part thereof, including but not limited to all plumbing, ventilation, heating, air conditioning, and electrical systems and equipment in, on, or exclusively serving the Premises, and windows, doors, storefronts, plate glass, interior walls, and ceilings which are part of the Premises.

         (b) Tenant shall not commit or suffer to be committed any waste upon or about the Premises, and shall promptly at Tenant's cost and expense, make all necessary replacements, restorations, renewals and repairs to the Premises and appurtenances thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary, and foreseen or unforeseen. Repairs, restorations, renewals and replacements shall be at least equivalent in quality to the original work or the property replaced, as the case may be. Tenant shall not make any claim or demand upon or bring any action against Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof.

         (c) Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date that Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings, and equipment pursuant to
Section 12.04 hereof, shall be repaired by Tenant at Tenant's expense.

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         10.02 LANDLORD'S OBLIGATIONS. Except for the obligations of Landlord under Article 14 hereof (relating to destruction of the Premises), and under
Article 15 hereof (relating to the condemnation of the Premises), it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, all of which obligations are that of Tenant under Article 10.01 hereof. Tenant expressly waives the benefit of any statute or law now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease because of landlords failure to keep the Premises in good order, condition, and repair, or the right to repair and offset the cost related thereto against rent.

         10.03 LANDLORD'S RIGHTS. If Tenant refuses or neglects to make repairs or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, without prejudice to any other remedy Landlord may have hereunder, upon giving Tenant tan (10) days prior written notice, Landlord shall have the right to enter the Premises and perform such maintenance or make such repairs on behalf of and for the account of Tenant. In the event Landlord so elects, Tenant shall pay the cost of such repairs, maintenance, or replacements promptly following Tenants' receipt of a bill therefor, together with the applicable Administrative Fee. Tenant agrees to permit Landlord or its agent to enter the Premises, upon reasonable notice by Landlord, during normal business hours for the purpose of inspecting the Premises.

                                   ARTICLE 11
                          INSURANCE AND INDEMNIFICATION

         11.01 TENANT'S INSURANCE OBLIGATION. Tenant covenants and agrees that from and after taking possession of the Premises, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

         (a) COMPREHENSIVE GENERAL LIABILITY. Comprehensive general liability insurance against any loss, liability or damage on, about or relating to the Premises, with limits of not less than Two Million Dollars ($2,000,000) for death or injuries to one person and not less than Two Million Dollars ($2,000,000) for death or injuries to two or more persons in one occurrence, and not less than One Million Dollars ($1,000,000) for damage to property. If such insurance coverage has a deductible clause, the deductible amount shall not exceed One Thousand Dollars ($1,000) per occurrence, and Tenant shall be liable for such deductible amount. Such insurance coverage limits shall be subject to review every three (3) years during the Lease Term by an independent insurance consultant selected by Landlord. The insurance coverage limits shall be increased every three (3) years as determined to be reasonable and appropriate for Tenant's business operation by the independent insurance consultant. The cost and expense of the independent insurance consultant shall be borne solely by Tenant.

         (b) BUSINESS INTERRUPTION. Tenant shall purchase a policy of business interruption insurance to protect Tenant and Landlord against loss of earnings in the event of interruption of Tenant's business through destruction of real or personal property at the Premises. Such policy shall be written in an amount equal to not less than twelve (12) monthly installments of Minimum Annual Rent. Such policy shall insure against loss of earnings by at least the perils of fire and lightning, extended coverage, vandalism, malicious mischief and, where pertinent, sprinkler leakage.

         (c) WORKERS' COMPENSATION. Worker's compensation insurance or self insurance as required by the jurisdiction in which the Premises is located and employer's liability insurance in amounts as reasonably determined by Landlord.

         (d) PROPERTY DAMAGE. Insurance covering all improvements located on the Premises and all of Tenant's fixtures, merchandise, and personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement value providing protection against any peril included within the classification "All Risk", together with insurance, if pertinent, against sprinkler damage. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed.

         (e) ADDITIONAL COVERAGE. Such other insurance and in such amounts as may be reasonably required from time to time by Landlord.

         (f)   POLICY FORM.

         (i) All policies of insurance provided for herein (including the policies specified in Section 11.02 hereof) shall be issued by reputable and financially sound insurance companies satisfactory to Landlord, and such insurance companies shall be qualified to do business in the jurisdiction where the Premises is situated. All such policies shall be issued in the names of Landlord and Tenant, and if requested by Landlord, any superior landlord and any mortgagee or beneficiary of Landlord, which policies shall be for the mutual and joint benefit and protection of Landlord, Tenant, any superior landlord and any mortgagee or beneficiary of Landlord. Executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord prior to Landlord's execution of this Lease, and thereafter executed copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to Landlord, any superior landlord, and any mortgagee or beneficiary of Landlord thirty (30) days, notice in writing in advance of any modification, cancellation, lapse, or reduction in the amounts of insurance, and shall further contain an agreement that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss. All public liability, property damage, and other casualty policies shall be written on an occurrence basis as primary policies, not contributing with or in excess of coverage which Landlord may carry.

         (ii) Tenant's obligations to carry the insurance provided for above may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that such policy or policies must have limits of not less than Five Million and 00/100 Dollars ($S,000,000.00) and that Landlord, any superior landlord and any mortgagee or beneficiary of Landlord shall be named as an additional insured thereunder as their interests may appear and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policies, and the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect any policies of insurance of Tenant which Tenant has not delivered to Landlord.

         11.02 INTENTIONALLY OMITTED.

         11.03 SUBROGATION WAIVER. Landlord (for itself and its insurer) hereby waives any rights, including rights of subrogation, and Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, to their respective property, the Premises or its contents that are caused by or result from risks insured against under any insurance policies carried by the parties hereto and in force at the time of any such damage. The foregoing waivers of subrogation shall be operative only so long as available,in the jurisdiction where the Premises are located and so long as no policy of insurance is invalidated thereby.

         11.04 INSURANCE USE RESTRICTIONS. Tenant agrees that it will not carry any stock or goods or do anything in, on, or about the Premises which will substantially increase the insurance rates upon the building of which the Premises are a part.

         11.05 INDEMNIFICATION. Tenant shall at all times indemnify Landlord for, defend Landlord against, and save Landlord harmless from, any liability, loss, cost, injury, damage or other expense or risk whatsoever that may occur or be claimed by or with respect to any person(s) or property on or about the Premises and resulting directly or indirectly from the use, misuse, occupancy, possession or disuse of the Premises by Tenant or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons, or from the condition of the Premises. Tenant shall, at its cost and expense, defend against any and all such actions, claims and demands and shall indemnify Landlord for all costs, expenses and liabilities it may incur in connection therewith. Landlord shall not in any event whatsoever be liable for any injury or damage to the Premises or to the Tenant or to any other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of any such persons. Tenant shall not make any claim or demand upon or institute any action against Landlord as a result of such injury or damage. Tenant covenants and agrees during the Lease Term hereof to pay when due or reimburse and indemnify and hold Landlord harmless from and against all inspection fees, taxes, bonds, permits, certificates, assessments and sales, use, property or other taxes, fees or tolls of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed against Landlord, any superior landlord or Tenant by any federal, state, county or local governmental authority upon or with respect to the Premises or the use thereof or upon the possession, leasing, use operation or other disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease (excepting only federal, state, and local net income taxes on the income of Landlord or any superior landlord).

         11.06 PAYMENT OF INSURANCE. In the event that Tenant shall fail to obtain the insurance policies required hereby or to pay the premiums due for the insurance policies required hereby, Landlord shall have the right, but not the obligation, to pay the same in which case Tenant shall repay such amount plus any penalties or additional amounts resulting therefrom to Landlord with Tenant's next Minimum Annual Rent installment together with the applicable Administrative Fee.

                                   ARTICLE 12
                                   ALTERATIONS

         12.01 PERMITTED IMPROVEMENTS. Except as provided in Section 12.03 hereof, and subject to the provisions of this Article 12, at Tenant's own expense and after giving Landlord notice in writing of its intention to do so, as well as providing copies of all architectural plans and specifications and related governmental permits, Tenant may from time to time make alterations, replacements, additions, changes, and improvements (collectively referred to in this Article 12 as "Alterations") in and to the interior of the Premises as it may find necessary or convenient for its purposes; provided, however, that no such Alterations shall decrease the value of the Premises.

         12.02 LIENS. Tenant shall pay the costs of any Alterations done on the Premises pursuant to Section 12.01, and shall keep the Premises free and clear of liens of any kind. Tenant shall indemnify and defend Landlord from and against any liability, loss, damage, costs, attorneys' fees, and any other expense incurred as a result of claims of lien by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant. Before the actual commencement of any work for which a claim of lien may be filed, Tenant shall give Landlord notice of the intended commencement date at least ten (10) days before said date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

         12.03 STRUCTURAL ALTERATIONS. Tenant shall not make any structural Alterations to the Premises including the foundations, structural walls, roof, roof membrane, utilities and/or building systems, without obtaining the prior written consent of Landlord. Landlord's consent may be conditioned upon Tenant's removing any such Alterations upon the expiration or termination of the Lease Term and restoring the Premises to the condition which existed on the date Tenant took possession, subject to normal wear and tear. All work with respect to any Alteration shall be done in a good and workmanlike manner by properly qualified and licensed personnel, and such work shall be diligently prosecuted to completion.

         12.04 REMOVAL OF ALTERATIONS. All Alterations made on the Premises shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with the Premises; provided, however, that if Tenant is not in default at the time of such expiration or termination, Tenant's equipment, machinery, and trade fixtures shall remain the property of Tenant and may be removed by Tenant, and Tenant shall repair any damage by its removal of any such equipment, machinery, and trade fixtures.

         12.05 ALTERATIONS REQUIRED BY LAW. Any Alteration, structural or otherwise, to or on the Premises, or any part thereof, which may be necessary or required by reason of any law, rule, regulation, or order promulgated by competent government authority, shall be made by and at the sole cost and expense of Tenant.

         12.06 GENERAL CONDITIONS RELATING TO ALTERATIONS. Any Alteration, structural or otherwise, to or on the Premises, shall be subject to the following conditions:

         (a) No Alteration shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.

         (b) Any Alteration involving an estimated cost of more than Twenty Five and 00/100 Dollars ($25,000.00) shall be conducted under the supervision of a licensed architect or engineer selected by Tenant and satisfactory to Landlord and shall be made in accordance with detailed plans and specifications (the "Plans and Specifications") and cost estimates prepared by such architect or engineer and approved in writing in advance by Landlord.

         (c) Any Alteration shall be made promptly and in a good workmanlike manner and in compliance with all applicable permits and, authorizations and building and zoning laws and all laws and in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Premises.

         (d) No Alteration shall tie-in or connect the Premises or any improvements thereon with any property outside the Premises without the prior written consent of Landlord.

         (e) No Alteration shall reduce the value of the Premises or impair the structural integrity of any building comprising a part of the Premises.

         (f) In connection with any Alteration involving an estimated cost in excess of Twenty Five and 00/100 Dollars ($25,000.00), Landlord may require Tenant to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such Alteration.

                                   ARTICLE 13
                                      SIGNS

         In addition to those signs already existing at the Premises, Tenant shall have the right to erect signs on the Premises or affix signs to the windows and doors of the Premises of such sizes, colors, and designs as are customarily used in other comparable Kenny Rogers Roasters, owned or operated by Tenant. All signs on the Premises shall fully comply with all present and future laws, ordinances, orders, rules, regulations and requirements of any governmental entity having jurisdiction over the Premises.

                                   ARTICLE 14
                   DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD

         14.01 OBLIGATION TO REBUILD. If any portion of the Premises is damaged or destroyed by fire or other casualty, Tenant shall forthwith give notice thereof to Landlord. Tenant shall, at its sole cost and expense, forthwith repair, restore, rebuild or replace the damaged or destroyed improvements, fixtures or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for such changes in design or materials as may then be required by law. Landlord, in such event, shall, to the extent and at the times the proceeds of the insurance are made available to Landlord, reimburse Tenant for the costs of making such repairs, restoration, rebuilding and replacements on such terms as Landlord may reasonably require. To the extent, if any, that the proceeds of insurance made available as aforesaid are insufficient to pay the entire cost of making such repairs, restoration, rebuilding and replacements, and notwithstanding the expiration or termination of the Lease Term of this Lease, Tenant shall pay the amount by which such costs exceed the insurance proceeds made available as aforesaid. Any surplus of insurance proceeds over the cost of restoration, net of all reasonable expenses incurred by Landlord in connection with the administration thereof, shall be promptly paid over to Tenant.

         14.02 NO ABATEMENT OF RENT. Notwithstanding the partial or total destruction of the Premises and any part thereof, there shall be no abatement of rent or of any other obligation of Tenant hereunder by reason of such damage or destruction.

                                   ARTICLE 15
                                 EMINENT DOMAIN

         15.01 TOTAL TAKING. If the entire Premises are taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and upon Tenant's payment to Landlord of all rents accruing through such date, Landlord and Tenant shall each thereafter be released from any further liability accrued under this Lease.

         15.02 PARTIAL TAKING. In the event that (a) more than twenty-five percent (25%) of the floor area of the Premises is taken under the power of eminent domain by any public or quasi-public authority; or (b) by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises is not one undivided parcel of property; or (c) as a result of any taking, regardless of the amount so taken, the remainder of the Premises is rendered unsuitable for the continued operation of Tenant's business, either Landlord or Tenant shall have the right to terminate.this Lease as of the date Tenant is required to vacate a portion of the Premises, upon giving notice in writing of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that said Premises has been so appropriated or taken. In the event of such termination, upon Tenant's payment to Landlord of all rents accruing through such date, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. Landlord agrees immediately after learning of any appropriation or taking to give to Tenant notice in writing thereof. If both parties elect not to terminate this Lease, Tenant shall remain in that portion of the Premises not so taken and Tenant, at Tenant's sole cost and expense, shall restore the remaining portion of the Premises as soon as possible to a complete unit of like quality and character as existed prior to such taking. Landlord agrees to reimburse Tenant for the cost of restoration, but in no event shall Landlord's obligation to reimburse Tenant for the cost of restoring the remaining portion of the Premises exceed the amount of award of compensation that Landlord receives for a partial taking of that portion of the Premises resulting in the need for restoration. So long as this Lease is not terminated in the manner provided above, there shall be an equitable adjustment of the rent payable by Tenant hereunder by reason of such partial taking. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

         15.03 DISTRIBUTION OF AWARD. The entire award or compensation in such eminent domain proceeding, whether for a total or partial taking or for diminution in the value of the leasehold or for the fee shall be distributed to Landlord, provided however, that Tenant may apply for award of the value of Tenant's personal property, according to the law in effect in the jurisdiction where the Premises are located, so long an such award does not diminish the value of Landlord's award.

         15.04 TRANSFER UNDER THREAT OF TAKING. For the purposes of this Article only, a voluntary sale or conveyance under threat and in lieu of condemnation shall be deemed an appropriation or taking under the power of eminent domain.

                                   ARTICLE 16
                            ASSIGNMENT AND SUBLETTING

         16.01 LANDLORD'S CONSENT REQUIRED. For purposes of this Article 16, the terms "assign" and "assignment" shall include and mean any act attempting to, or document purporting to, assign, transfer, sublet, enter into license or concession agreements for, change ownership of, mortgage or hypothecate this Lease or Tenant's interest in and to the Premises or any part thereof. Tenant shall not assign this Lease or Tenant's interest in and to the Premises without obtaining the prior written consent of Landlord, such consent not to be unreasonably withheld. Any attempted assignment without such consent shall be void, and shall constitute a breach of this Lease. Tenant hereby agrees to pay to Landlord twenty five percent (25%) of any rent or other substitute consideration in excess of the monthly rent payable hereunder (as adjusted from time to time) which Tenant receives by reason of any permitted assignment (the "Rent Premium"), such payment of Tenant's share of the Rent Premium to be made within two (2) business days following the date that such payment is due to Tenant.

         16.02 ASSUMPTION OF OBLIGATIONS. Any assignment to which Landlord has consented shall be by an instrument in writing and any assignee, transferee, licensee, concessioner, or mortgagee shall agree for the benefit of Landlord to be bound by, assume, and perform all of the terms, covenants, and conditions of this Lease. Consent by Landlord to any assignment shall not constitute consent to any subsequent assignment.

         16.03 ASSIGNMENT TO AFFILIATE. Notwithstanding anything to the contrary contained in this Article 16, Tenant shall have the right to assign this Lease, or sublet the Premises or any portion thereof, without the consent of, but with notice to, Landlord to any corporation (a) with which Tenant may merge or consolidate, (b) which is a parent or subsidiary of Tenant, or (c) which is the successor corporation to Tenant in the event of a corporate reorganization, provided that said assignee assumes, in full, the obligations of Tenant under this Lease and Tenant remains primarily liable under this Lease. Further, Landlord agrees to not unreasonably withhold its consent to an assignment of this Lease to Tenant's franchisor or to another franchisee of Tenant's franchisor; provided that such other franchisee of Tenant's franchisor satisfies Landlord's then existing underwriting standards and, provided further, that such assignee assumes, in full, the obligations of Tenant under this Lease and Tenant remains primarily liable under this Lease.

         16.04 HYPOTHECATION OF LEASE. Without the prior written consent of Landlord, Tenant may not mortgage, pledge or otherwise encumber its leasehold estate hereunder, and any attempt to mortgage, pledge or otherwise encumber such estate shall be null and void and of no force and effect.

         16.05 CORPORATE/PARTNERSHIP/LIMITED LIABILITY COMPANY RESTRICTIONS. In the event that Tenant shall, at any time, be a corporation, no change shall occur in one or a series of related transactions in the majority ownership of and/or the power to vote the majority of the outstanding capital stock of Tenant, without the prior written consent of Landlord. In the event that Tenant shall, at any time, be a partnership, no change shall occur in any one or more of the general partners of the partnership or in the control of any general partner, without the prior written consent of Landlord. In the event that Tenant shall, at any time, be a limited liability company, no change shall occur in any member of the limited liability company or in the control of any member, without the prior written consent of Landlord.

         16.06 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

                                   ARTICLE 17
                                DEFAULT; REMEDIES

         17.01 DEFAULT. The occurrence of any one or more of the following events shall constitute a material default under this Lease by Tenant:

         (a)   The vacating or abandonment of the Premises by Tenant.

         (b) The failure by Tenant to make any payment within five (5) days of the date when due of Minimum Annual Rent, Impositions or any other payment required to be made by Tenant hereunder.

         (c) Except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph
(b) above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said fifteen (15)-day period and thereafter diligently prosecutes such cure to completion and the final determination thereof.

         (d) (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or (iv) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this Section 17.01(d) is contrary to any applicable law, such provision shall be of no force or effect.

         (e) The discovery by Landlord that any financial statement given to Landlord by Tenant, or any assignee, or successor-in-interest of Tenant, was false in any material respect.

         (f) The discovery by Landlord of any Tenant default under the Tenant's franchise agreement.

         (g) The default by Tenant under any other agreement with Landlord or any "affiliate" (as hereinafter defined) of Landlord. For purposes of this Lease, "affiliate" shall mean (i) a person or entity which owns ten percent (10%) or more of the voting securities of Landlord, or (ii) a person or entity which directly or indirectly controls or is controlled by Captec Financial Group, Inc., a Michigan corporation.

         17.02 REMEDIES. In the event of any such material default by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

               (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including reasonable and necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such unpaid rent for the same period that Tenant proves could be reasonably avoided.

               (b) Maintain Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder.

               (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the jurisdiction where the Premises is located, including, without limitation, an action to recover monetary damages in an amount equal to the sum of (i) all due and unpaid installments of the Minimum Annual Rent, together with any other due and unpaid monetary obligations of the Tenant then due under the terms of this lease, together with the applicable Administrative Fee, plus (ii) the present value of all payments of Minimum Annual Rent not yet due.

               (d) The rights and remedies whether herein or anywhere else in this Lease provided shall be cumulative, and the exercise of any one right or remedy shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute or otherwise.

               (e) In addition to the foregoing, Tenant, and its successors and assigns, shall at all times indemnify Landlord for, defend Landlord against and save Landlord harmless from any liability, loss, cost, injury, damage or other expense or risk whatsoever, directly or indirectly, arising out of, resulting from or otherwise in connection with (i) the failure for any reason on the part of Tenant to perform, observe or comply with any of the covenants, conditions and obligations under this Lease to be performed, observed or complied with by Tenant, and/or (ii) the failure for any reason of any representation, warranty or covenant given by Tenant in connection with the execution of this Lease by Landlord to be materially true, complete and accurate.

               (f) Prior to exercising any rights under Sections 17.02(a), (b) or (c), Landlord shall provide written notice to Tenant's franchisor, and Tenant's franchiser shall have ten (10) days to cure any monetary default(s) and thirty (30) days to cure any non-monetary default(s).

         17.03 ADMINISTRATIVE FEE. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such administrative costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any superior lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days of the date such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an administrative fee equal to five percent (5%) of such overdue amount (the "Administrative Fee"). The parties hereby agree that such Administrative Fee represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such Administrative Fee by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that an Administrative Fee is payable hereunder, whether or not collected, for three (3) consecutive installments of Minimum Annual Rent, then the minimum Annual Rent shall, at Landlord's option, become due and payable quarterly in advance, rather than monthly, notwithstanding any other provision of this Lease to the contrary.

                                   ARTICLE 18
                                  SUBORDINATION

         At Landlord's option, this Lease shall be subordinate to any superior lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof; provided that a Subordination, Non Disturbance and Attornment Agreement substantially in the form attached hereto as Exhibit E, is executed by Landlord, Tenant and any other necessary party with respect to any superior lease, mortgage, deed of trust, hypothecation, or security.

                                   ARTICLE 19
                                 QUIET ENJOYMENT

         Subject to the terms and conditions of this Lease and conditional upon the performance of all of the provisions to be performed by Tenant hereunder, Landlord agrees to secure to Tenant during the Lease Term and any and all extensions thereof, the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto and under this Lease.

                                   ARTICLE 20
                         REPRESENTATIONS AND WARRANTIES

         20.01 REPRESENTATIONS AND WARRANTIES. To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord as follows:

               (a) It is a corporation duly organized and validly existing, in good standing under the laws of Delaware, and is qualified to do business and is in good standing in the jurisdiction in which the Premises are located with full power and authority to consummate the transactions contemplated hereby.

               (b) The execution and delivery of this Lease has been duly authorized by all action as may be required under the terms and provisions of its governing instruments and the laws of the jurisdiction where the Premises are located; this Lease will not violate or result in any breach of, or constitute a default under, or result in the creation of any lien, encumbrance, attachment, charge or other right or claim of any other party upon any assets of Tenant or upon Tenant's beneficiary interest under the terms of this Lease pursuant to any instrument or applicable law to which Tenant is a party or by which it may be bound or create in favor of or grant to any third party any interest whatsoever in Tenant's interest under the terms of this Lease; this Lease is valid and enforceable in accordance with its terms, and the execution and delivery of this Lease, and the consummation of the transactions contemplated hereby, does not require the approval or consent of any governmental authority having jurisdiction over Tenant or its property, or if such approval or consent is required, it has been obtained.

               (c) Tenant's financial statements heretofore delivered to Landlord are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

               (d) There are no actions, suits or proceedings pending, or to the best of Tenant's knowledge, threatened, against or affecting it or the Premises, or involving the validity or enforceability of this Lease, at law or in equity, or before or by any governmental authority except actions, suits and proceedings fully covered by insurance or which, if adversely determined, would not materially impair the ability of Tenant to satisfy their obligations under this Lease.

               (e) Tenant is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement, which, either individually or in the aggregate, would adversely affect the financial condition of Tenant, or the ability of Tenant to perform its obligations hereunder, or comply with the terms of this Lease.

               (f) Tenant's franchise agreement with Roasters Franchise Corp., a Florida corporation, is in full force and effect, there are no defaults under any of the provisions thereof, all conditions to the effectiveness or continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied, and Tenant will take all actions necessary or required to keep the franchise agreement in full force and effect throughout the term of this Lease.

               (g) At the request of Tenant, the purchase contract between Suburban Restaurants of Western New York, as Seller, and Tenant, as Purchaser ("Contract") has been assigned to Landlord as of the date hereof. Tenant has performed all due diligence and satisfied all conditions required under the, Contract, and Tenant instructs Landlord to accept the deed from the Seller under the Contract.

         20.02 FINANCIAL STATEMENTS. Tenant hereby covenants and agrees to deliver annual audited financial statements for Tenant to Landlord within one hundred twenty (120) days after the end of Tenant's fiscal year, and management prepared and certified quarterly financial statements for Tenant within sixty
(60) days
after the end of Tenant's respective fiscal quarter Tenant agrees to assist Landlord in obtaining consent from Tenant's auditor in the event that the audit report is required to be included in a regulatory report filed by Landlord. Such financial statements shall be true and correct in all respects, be prepared in accordance with generally accepted accounting principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. If Tenant's financial statements are prepared on a consolidated basis, Tenant hereby covenants and agrees to prepare financial statements specifically relating to the operation of the Premises. Tenant further agrees to deliver annual, unit level profit and loss statements on the operations of the Premises.

                                   ARTICLE 21
                              SURRENDER OF PREMISES

         Except for changes resulting from eminent domain proceedings, at the expiration or sooner termination of the Lease Term, Tenant shall surrender the Premises in the same condition as the Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall at such time remove all of Tenant's property, as well as any alterations or improvements, if requested to do so by Landlord, and shall repair any damage to the Premises caused thereby, and any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against lose or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term.

                                   ARTICLE 22
                               OPTION TO PURCHASE

         22.01 OPTION TO PURCHASE. Landlord hereby grants Tenant an option to purchase the Premises in accordance with the terms and conditions hereinafter set forth. Tenant's option to purchase the Premises shall be exercised by Tenant's delivery during the "window period" (as hereinafter defined) of a written notice to Landlord of such election, time being of the essence. For purposes of this Lease, "window period" shall mean a period of time commencing on the first day following the sixth anniversary date of the Lease and expiring ninety (90) days thereafter.

         22.02 OPTION PRICE. The option price that Tenant shall be required to pay Landlord for the Premises shall equal One Million Two Hundred Eleven Thousand Six Hundred Ninety Two and 00/100 Dollars ($1,211,692.00).

         22.03 CLOSING. Tenant shall close on the purchase of the Premises within sixty (60) days after the date of Tenant's written notice of its election to exercise such option to purchase. At the closing, Tenant shall pay Landlord the purchase price in immediately available funds and upon receipt of payment Landlord shall deliver a deed to Tenant conveying marketable fee simple title to the Premises to Tenant. Tenant shall pay all costs associated with the closing, including, without limitation, title insurance premiums, recordation and transfer taxes, transfer fees, appraisal fees, brokerage commissions and attorneys' fees, (including the reasonable fees of Landlord's counsel). The Premises shall be conveyed free and clear of all financing encumbrances created by Landlord and/or any superior landlord.

         22.04 TERMINATION OF OPTION. Tenant shall have no right to exercise the option to purchase the Premises if: (a) this Lease has expired or been terminated, (b) a material default (as defined in Section 17.01 hereof) exists as of the date Tenant attempts to exercise such option, or (c) in the event that Tenant has been more than fifteen (15) days delinquent in the payment of Minimum Annual Rent on three (3) or more occasions during the Lease Term.

                                   ARTICLE 23
                            BANKRUPTCY OR INSOLVENCY

         23.01 BANKRUPTCY OR INSOLVENCY. Landlord and Tenant acknowledge and agree that the provisions of this Section 23.01 shall control notwithstanding anything to the contrary contained in this Lease:

               (a) In the event that Tenant shall become a debtor under Chapter 7 of the Bankruptcy Reform Act of 1978, 11 U.S.C. 1, ET SEQ. ("Bankruptcy Code"), and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of this Section 23.01 are satisfied. If Tenant or Tenant's trustee shall fail to assume this Lease within sixty (60) days after the entry of an order for relief, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages shall survive, whether or not this Lease shall be terminated.

               (b) In the event that a voluntary petition for reorganization is filed by Tenant, or an involuntary petition is filed against Tenant under Chapter 11 of the Bankruptcy Code, or in the event of the entry of an order for relief under Chapter 7 in a case which is then transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within sixty (60) days from the date of the filing of the petition under Chapter 11 or the transfer thereto, or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. Immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant@or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages, shall survive, whether or not this Lease shall be terminated.

               (c) No election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

                    (i) Tenant's trustee or the debtor-in-possession has cured all defaults under this Lease, or has provided Landlord with evidence satisfactory to Landlord that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act within thirty (30) days after the date of such assumption.

                    (ii) Tenant's trustee or the debtor-in-possession has compensated, or has provided Landlord with evidence satisfactory to Landlord that, within ten (10) days from the date of such assumption, that it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in- possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

                    (iii) Tenant's trustee or the debtor-in-possession (A) has provided Landlord with "Assurance", as hereinbelow defined, of the future performance of each of the obligations under this Lease of Tenant, Tenant's trustee or the debtor-in-possession, and (B) shall, in addition to any other security deposits held by Landlord, deposit with Landlord, as security for the timely payment of Minimum Annual Rent and for the performance of all other obligations of Tenant under this Lease, an amount equal to three
         (3) monthly installments of minimum Annual Rent (at the rate then payable), and (C) pay in advance to Landlord on the date each installment of Minimum Annual Rent is due and payable, one-twelfth of Tenant's annual obligations for Impositions to be made by Tenant pursuant to this Lease. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this Section 23.01 shall continue with respect to Tenant or any assignee of this Lease, after the conclusion of proceedings under the Bankruptcy Code.

                    (iv) Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises.

               (d) For purposes of Section 23.01(c)(iii) hereof, Landlord and Tenant shall acknowledge that "Assurance" shall mean no less than:

                    (i) Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; and

                    (ii) To secure to Landlord the obligations of Tenant, Tenant's trustee or the debtor-in-possession and to assure the ability of Tenant, Tenant's trustee or the debtor- in-possession to cure the defaults under this Lease, monetary and/or nonmonetary, there shall have been: (A) sufficient cash deposited with Landlord, or (B) the bankruptcy court shall have entered an order segregating sufficient cash payable to Landlord, and/or (C) Tenant's trustee or the debtor-in-possession shall have granted to Landlord a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord.

               (e)  In the event that this Lease is assumed in accordance with
Section 23.01(b) hereof and thereafter Tenant is liquidated or files, or has filed against it, a subsequent petition under any provision of the Bankruptcy Code or any similar statute for relief of debtors, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of either of such events.

               (f) If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of this Section 23.01 for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all consideration for such assignment, whether cash or otherwise. As used in this Section 23.01(f) "adequate assurance of future performance" shall mean at least that clauses (B) and (C) of Section 23.01(c)(iii) hereof and each of the following conditions, has been satisfied:

                    (i) The proposed assignee has furnished Landlord with a current financial statement audited by a certified public accountant determined in accordance with generally accepted accounting principles consistently applied indicating a credit rating, net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance of such assignee of Tenant's obligations under this Lease, but in no event indicating a net worth less than the net worth of the Tenant and any guarantors of this Lease, on the date of execution hereof.

                    (ii) Such assignment will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises.

                    (iii) The proposed assignment will not release or impair any guarantee under this Lease.

               (g) When, pursuant tb the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Minimum Annual Rent and all additional rent payable by Tenant under this Lease and shall be paid at the times and when due as though such charges were Minimum Annual Rent and additional rent.

               (h) Anything in this Lease to the contrary notwithstanding, neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other similar person or entity, or otherwise by operation of law under the Bankruptcy Code or any similar federal statute now or hereinafter enacted, or under the laws of any state, district or municipality having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

              (i) Anything in this Lease to the contrary notwithstanding, Tenant covenants and agrees that this Lease is an extension of financial benefits and accommodations to Tenant which are uniquely personal in nature and such financial benefits and accommodations are a material inducement for Landlord's execution and delivery of this Lease and are an integral part of the consideration for this Lease.

              (j) Notwithstanding anything in this Lease to the contrary, and as a material inducement for Landlord's execution and delivery of this Lease, and the extension of financial benefits and accommodations uniquely personal to Tenant, Tenant covenants and agrees for itself, its successors and assigns, that it will maintain at all times a net worth determined in accordance with generally accepted accounting principles consistently applied of not less than the net worth so determined of Tenant and any guarantors of this Lease on the date of execution hereof. Failure to comply with the provisions of this Section 23.01(j) shall be deemed a default relating to a monetary obligation entitling Landlord to the remedies herein provided.

              (k) In the event of an assumption or assignment, or both, of Tenant's interests pursuant to this Section 23.01, the right to extend the term of this Lease for an extended term beyond the then term of this Lease and the option to purchase the Premises shall each be extinguished.

                                   ARTICLE 24
                               HAZARDOUS MATERIALS

         24.01 REPRESENTATIONS AND WARRANTIES. Notwithstanding anything to the contrary which may be contained in this Lease, Tenant represents, warrants and covenants to Landlord as follows:

               (a) To the best of Tenant's knowledge after due inquiry, there are no and have been no violations of the Relevant Environmental Laws (as hereinafter defined) respecting the Premises and no consent orders have been entered with respect thereto.

               (b) To the best of Tenant's knowledge after due inquiry, there are no and have been no Hazardous wastes (as hereinafter defined) or Asbestos (as hereinafter defined) either at, upon, under or within, or discharged or emitted at or from, the Premises, including, but not limited to, the air, soil, surface, and ground water; no Hazardous Wastes or Asbestos have flowed, blown or otherwise become present at the Premises from neighboring land; and no Hazardous Wastes or Asbestos have been removed from the Premises other than those Hazardous Wastes which are necessary and commercially reasonable for the conduct of Tenant's business operated on the Premises and which Hazardous Wastes have been, at all times prior to the date hereof, and at all times hereafter shall be, handled and disposed of in compliance with all Relevant Environmental Laws and industry standards and in a commercially reasonable manner by Tenant.

               (c) The Premises will not be used for the purpose of storing Hazardous Wastes, and no such storage or use will otherwise be allowed on the Premises which will cause or increase the likelihood of causing the release of Hazardous Wastes onto the Premises. There are no underground storage tanks located on the Premises.

               (d) Tenant is not aware of any claims or litigation, and has not received any communication from any person (including any governmental authority), concerning the presence or possible presence of Hazardous Wastes or Asbestos at or adjacent to the Premises or concerning any violation or alleged violation of the Relevant Environmental Laws respecting the Premises. Tenant shall promptly notify Landlord of any such claims and shall furnish Landlord with a copy of any such communications received by Tenant.

               (e) Tenant shall notify Landlord promptly and in reasonable detail in the event that Tenant becomes aware of or suspects the presence of Hazardous Wastes (other than those Hazardous Wastes which are necessary and commercially reasonable for the conduct of Tenant's business operated on the Premises and which Hazardous Wastes have been, at all times prior to the date hereof, and at all times hereafter shall be, handled and disposed of in compliance with all Relevant Environmental Laws and industry standards and in a commercially reasonable manner by Tenant) or Asbestos or a violation of the Relevant Environmental Laws, at or adjacent to the Premises.

               (f) Tenant shall ensure that the Premises complies and continues to comply in all respects with the Relevant Environmental Laws.

               (g) If the Premises are used or maintained so as to subject Tenant, Landlord or the user of the Premises to a claim of violation of the Relevant Environmental Laws (unless contested in good faith by appropriate proceedings), Tenant shall immediately cease or cause a cessation of such use or operations and shall remedy and fully cure any conditions arising therefrom, at its own cost and expense.

               (h) Upon Landlord's reasonable belief that there is a breach of one of the environmental representations or warranties set forth above, Tenant shall permit Landlord, at its option, at any time upon five (5) days prior written notice to Tenant, to cause or conduct a complete environmental audit to be performed at Tenant's sole cost and expense.

         24.02 DEFINITIONS.

              (a) The "Relevant Environmental Laws," as referred to herein, shall mean all applicable federal, state and local laws, rules, regulations, orders, judicial determinations, and decisions or determinations by any judicial, legislative or executive body of any governmental or quasi-governmental entity, whether in the past, the present or the future, with respect to: (A) the installation, existence, or removal of, or exposure to, Asbestos on the Premises; (B) the existence on, discharge from, or removal from the Premises of Hazardous Wastes; or (C) the effects on the environment of the Premises or of any activity now, previously, or hereafter conducted on the Premises. The Relevant Environmental Laws shall include, but not be limited to, the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 ET SEQ.; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 ET SEQ.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Safe Drinking Water Act, 42 U.S.C. Sections 300F ET SEQ.; the Toxic Substances Control Act, 15 U.S.C.
Section 2601; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 ET SEQ.; the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ.; and the regulations promulgated in connection therewith; (2) Environmental Protection Agency regulations pertaining to Asbestos (including 40 C.F.R. Part 61, Subpart M); Occupational Safety and Health Administration regulations pertaining to Asbestos (including 29 C.F.R. Sections 1910.1001 and 1926.58); as each may now or hereafter be amended; and (3) any state and local laws and regulations pertaining to Hazardous wastes and/or Asbestos;

              (b) "Asbestos," as referred to herein, shall have the meanings provided under the Relevant Environmental Laws, and shall include, but not be limited to, asbestos fibers and friable asbestos, as such terms are defined under the Relevant Environmental Laws; and

              (c) "Hazardous Wastes," as referred to herein, shall mean any of the following as defined by the Relevant Environmental Laws: solid wastes; petroleum and petroleum derivatives; natural or synthetic gas; radon gas; toxic or hazardous substances, wastes, pollutants or contaminants (including, but not limited to, polychlorinated biphenyls ("PCB's"), paint containing lead, and urea formaldehyde); and discharges of sewage or effluent.

         24.03 TENANT'S OBLIGATION.  At its sole cost and expense, Tenant shall:

              (a) Pay immediately when due the cost of compliance with the Relevant Environmental Laws.

              (b) Keep the Premises free of any lien imposed pursuant to the Relevant Environmental Laws.

         24.04 LANDLORD OPTIONS. In the event that Tenant fails to comply with the requirements of this Article 24, after notice to Tenant and the earlier of the expiration of any applicable cure period hereunder, or the expiration of the cure period permitted under the Relevant Environmental Laws, if any, or such earlier time if Landlord determines that life, person or property is in jeopardy, Landlord may, but shall not be obligated to, exercise its right to do one or more of the following: (a) declare that such failure constitutes a default; and/or (b) take any and all actions, at Tenant's expense, that Landlord deems necessary or desirable to cure said failure of compliance.

         Any costs incurred pursuant to this Section 24.04 shall become immediately due and payable by Tenant without notice and together with the applicable Administrative Fee.

         24.05 INDEMNITY. Landlord shall not be liable for and Tenan shall immediately pay to Landlord when incurred and shall indemnify, defend and hold Landlord harmless from and against, all loss, cost, liability, damage and expense (including, but not limited to, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Landlord may suffer or incur as a result of or in connection in any way with any of the Relevant Environmental Laws, any environmental assessment or study from time to time undertaken or requested by Tenant or Landlord, or breach of any covenant or undertaking by the Tenant herein.

         24.06 SURVIVAL. The provisions of this Article 24 shall survive the expiration or termination of the Lease Term.

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

                                   ARTICLE 25
                               GENERAL PROVISIONS

         25.01 ESTOPPEL CERTIFICATES. Each party ("Responding Party") shall at any time upon not less than ten (10) days' prior written notice from the other party ("Requesting Party") execute, acknowledge, and deliver to the Requesting Party a statement substantially in the form attached hereto as Exhibit B in writing, certifying and acknowledging the following: (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Minimum Annual Rent and other charges are paid in advance, if any; and (ii) that there are not, to the Responding Party's knowledge, any uncured defaults on the part of the Requesting Party, or specifying such defaults if any are claimed.

     Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the Requesting Party.

         25.02 SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

         25.03 ENTIRE AGREEMENT. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and that this Lease and the Exhibits hereto supersede and cancel any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and the Exhibits hereto, and all amendments hereto, constitute and shall be considered to be the only agreement between the parties hereto and their representatives and agents.

         All negotiations and oral agreements acceptable to both parties have been merged into and are included herein and in the Exhibits hereto.

         25.04 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail return receipt requested or by nationally recognized overnight courier service and if given personally or by mail or courier service, shall sufficiently given if addressed to Tenant or to Landlord, as the case may be, at the addresses noted in Article 1 hereof. Either party may by notice to the other

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

specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses an Landlord may from time to time hereafter designate by notice to Tenant.

         25.05 WAIVERS. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same of any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         25.06 RECORDING. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge, and deliver to the other a "short form" memorandum of this Lease for recording purposes. Such memorandum shall be substantially in the form attached hereto as Exhibit C. In addition, any termination agreement shall be similarly recorded, which agreement shall survive the termination of this Lease.

         25.07 HOLDING OVER. If Tenant remains in Possession of the Premises or any part thereof after the expiration or termination of the Lease Term, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Tenant and Tenant shall thereby waive its rights of notice to quit, but all options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further force or effect. The monthly rental during such hold-over period shall be equal to two hundred percent (200%) of the monthly installment of Minimum Annual Rent payable immediately prior to expiration or termination of the Lease Term. In addition, Tenant shall continue to be obligated to pay all Impositions and other amounts required to be paid by the terms of this Lease.

         25.08 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         25.09 CHOICE OF LAW. The laws of the jurisdiction in which the Premises is located shall govern the validity, performance, and enforcement of this Lease.

         25.10 ATTORNEYS' FEES. Should either party institute any action or proceeding to enforce any provision hereof or for a declaration of such party's rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court may adjudge to be reasonable attorneys fees for services rendered to the party prevailing in any such action or proceeding, and such fees shall be deemed to have accrued upon the commencement of such action or proceeding and shall be enforceable whether or not such, action or proceeding is prosecuted to judgment.

         25.11 WAIVER OF JURY TRIAL. Landlord and Tenant each hereby waives all right to a trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Premises.

         25.12 LIABILITY OF LANDLORD.

               (a) In the event of any sale or other transfer of Landlord's interest in the Premises, Landlord shall be and hereby is entirely freed and relieved of all liabilities and obligations of Landlord hereunder arising after the date of such transfer.

               (b) Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed that there shall be no personal liability of Landlord in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Landlord of any of its liabilities and obligations under this Lease, Tenant and any persons claiming by, through or under Tenant shall look solely to the equity of the Landlord in the Premises for the satisfaction of Tenant's and/or such persons' remedies and claims for damages.

         25.13 NO MERGER. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly, or indirectly,
(a) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (b) any such other estate or interest in the Premises or any part thereof; and no such merger shall occur unless and until all persons, corporations, firms and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest in the Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

         25.14 REPORTS. Tenant agrees to furnish to Landlord, with reasonable promptness: (a) copies of financial statements of Tenant (including, but not limited to, annual balance sheets, income statements and surplus statements, prepared by independent certified public accountants); and (b) other financial statements, reports and documents which Tenant sends to or makes available to its shareholders in the event that the Tenant becomes a publicly-traded company. In addition to the foregoing, Tenant shall obtain and deliver to Landlord, with reasonable promptness, such other information respecting the operation of the Premises or the financial condition and affairs of Tenant, as Landlord may from time to time reasonably request.

         25.15 DEFINITION OF RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, without limitation, the Real Property Taxes and insurance premiums payable hereunder shall be deemed to be "rent".

         25.16 INTERPRETATION. The captions by which the Articles and Sections of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease. Whenever the context so requires, singular numbers shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the words "Landlord" and "Tenant" and "person" shall include corporations, partnerships, associations, other legal entities, and individuals.

         25.17 RELATIONSHIP OF THE PARTIES. Nothing in this Lease shall create a partnership, joint venture, employment relationship, borrower and lender relationship or any other relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         25.18 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns.

         25.19 MODIFICATIONS. This Lease may not be altered, amended, changed, waived, terminated, or modified in any manner unless the same shall be in writing and signed by or on behalf of the party to be bound.

         25.20 BROKERAGE FEES. Landlord and Tenant each represent and warrant that they have not employed a broker in connection with the execution of this Lease. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions arising from such party having employed a broker contrary to its representation in this
Section 25.20.

         25.21 WAIVER OF REDEMPTION. To the extent permitted by law Tenant hereby waives any and all rights of redemption with respect to this Lease. Tenant hereby waives any rights it may have to any notice to cure or vacate or to quit provided by any current or future law; provided that the foregoing shall not be deemed to waive any notice expressly provided in this Lease.

         25.22 NOT BINDING UNTIL EXECUTED. This Lease does not constitut an "offer" and is not binding until fully executed and delivered by Landlord.

WITNESSES:                               LANDLORD:

                                         CAPTEC NET LEASE REALTY, INC.


/s/ ILLEGIBLE                            By  /s/ W. ROSS MARTIN
- --------------------------               -------------------------------

/s/ ILLEGIBLE                              Its Vice President
- --------------------------

                                         TENANT:

                                         NEW YORK ROASTERS, INC.


/s/ ILLEGIBLE                            By  /s/ PAUL L. SNYDER III
- --------------------------               -------------------------------

/s/ ILLEGIBLE                              Its President
- --------------------------

STATE OF MICHIGAN        ss.
                         ss.     ss.

COUNTY OF WASHTENAW      ss.

         On this 10TH day of April 1995, before me personally came W. Ross Martin, to me known to be the person who executed the foregoing instrument and who being duly sworn by me, did depose and say that he resides at 24 Frank Lloyd Wright Drive, Lobby L, Fourth Floor, Ann Arbor, Michigan 48106, that he is the Vice President of Captec Net Lease Realty, Inc., a Michigan corporation, the corporation described in, and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                         /s/ LIGGIE V. PERKINS
                                         -------------------------------
                                         Notary Public
                                         Livingston County, acting in
                                         Washtenaw County, Michigan
                                         My Commission Expires: 2/18/98

STATE OF NEW YORK        ss.
                         ss.

COUNTY OF ERIE           ss.

         On this 6TH day of April 1995, before me personally came Paul L. Snyder III, to me known to be the person who executed the foregoing instrument and who being duly sworn by me, did deposes and say that he resides in the town of Amherst, New York, that he is the President of New York Roasters, Inc., a Delaware corporation, the corporation described in, and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                         /s/  ILLEGIBLE
                                         -------------------------------
                                         Notary Public
                                         Erie County, New York
                                         My Commission Expires: 4/95

                                    EXHIBIT A
                                       TO
                                      LEASE

         ALL THAT TRACT OR PARCEL OF LAND situate in the Town of Cheektowaga, County of Erie and State of New York, being part of Lots Number 42 and 43, Township 10, Range 7 of the Buffalo Creek Reservation and more particularly bounded and described as follows:

         BEGINNING at a point located on the southerly highway boundary of French Road (90.0 feet wide) said point being 435.49 feet westerly of the westerly highway boundary of Transit Road (100 feet wide) as measured along the southerly highway boundary of French Road; thence south 2 degrees 05' 20" east parallel with the east line of Lot Number 42, Township 10, Range 8, a distance of 26.01 feet to a point located on the south line Lot Number 43, Township 10, Range 7; thence south 87 degrees 38' 25" west along the southerly line of Lot Number 43, Township 10, Range 7, a distance of 15.22 feet to a point; thence south 2 degrees 05' 20" east and parallel with the east line of Lot Number 42, Township 10, Range 7 a distance of 417.57 feet to a point on the north line of land subdivided under Map Covers 2264 and 2273; thence south 87 degrees 22' 50" west along the north line of land subdivided and filed in the Erie County Clerk's Office under Map Covers 2264 and 2273 as aforesaid a distance of 200.01 feet to a point; thence north 2 degrees 05' 20" west and parallel with the east line of Lot Number 42, Township 10, Range 7 a distance of 407.51 feet to a point located on the southerly boundary of French Road; thence north 77 degrees 33' 23" east and along the southerly highway boundary of French Road a distance of 153.98 feet to a point of curve; thence easterly along the southerly highway boundary of French Road curving to the right, having a radius of 1592.02 feet and being tangent to the last described line an arc distance of 64.58 feet to the point or place of beginning.

                                    EXHIBIT B
                                       TO
                                      LEASE

                              ESTOPPEL CERTIFICATE

         As to that certain Lease dated ___________________________, 199_____
 ("Lease"), between CAPTEC NET LEASE REALTY, INC. ("Landlord"), and NEW YORK ROASTERS, INC. ("Tenant"), covering the premises described on Schedule A attached hereto and creating a leasehold estate in Tenant, ___________________ _________________________________________ certifies to _______________________
_______________________________ the following:

         1. The Lease is the entire agreement between Landlord and Tenant and is presently in full force and effect and unmodified (except as follows: ).

         2. The Tenant is not in default (a) in the payment of rent (such rent having been paid through ________________________________) or any other amount under the Lease, or (b) to the knowledge of the undersigned, in the observance or performance of any other covenant or condition to be observed or performed by the Tenant under the Lease, and (c) to the knowledge of the undersigned, no event has occurred which now or will hereafter authorize the Landlord to terminate the Lease.

         Dated this ____________ day of__________________________, 19_______ .


                                         NEW YORK ROASTERS, INC.

                                         By:_________________________________

                                             Its_____________________________

                                   SCHEDULE A
                                       TO
                              ESTOPPEL CERTIFICATE

         ALL THAT TRACT OR PARCEL OF LAND situate in the Town of Cheektowaga, County,of Erie and State of Now York, being part of Lots Number 42 and 43, Township 10, Range 7 of the Buffalo Creek Reservation and more particularly bounded and described as follows:

BEGINNING at a point located on the southerly highway boundary of French Road (90.0 feet wide) said point being 435.49 feet westerly of the westerly highway boundary of Transit Road (100 feet wide) as measured along the southerly highway boundary of French Road; thence south 2 degrees 05' 20" east parallel with the east line of Lot Number 42, Township 10, Range 8, a distance of 26.01 feet to a point located on the south line Lot Number 43, Township 10, Range 7; thence south 87 degrees 38' 25" west along the southerly line of Lot Number 43, Township 10, Range 7, a distance of 15.22 feet to a point; thence south 2 degrees 05' 20" east and parallel with the east line of Lot Number 42, Township 10, Range 7, a distance of 417.57 feet to a point on the north line of land subdivided under Map Covers 2264 and 2273; thence south 87 degrees 22' 50" west along the north line of land subdivided and filed in the Erie County Clerk's Office under Map Covers 2264 and 2273 as aforesaid a distance of 200.01 feet to a point; thence north 2 degrees 05' 20" west and parallel with the east line of Lot Number 42, Township 10, Range 7 a distance of 407.51 feet to a point located on the southerly boundary of French Road; thence north 77 degrees 33' 23" east and along the southerly highway boundary of French Road a distance of 153.98 feet to a point of curve; thence easterly along the southerly highway boundary of French Road curving to the right, having a radius of 1592.02 feet and being tangent to the last described line an arc distance of 64.58 feet to the point or place of beginning.

                                    EXHIBIT C
                                       TO
                                      LEASE

                               MEMORANDUM OF LEASE

         This Memorandum of Lease made this _________ day of April, 1995, between CAPTEC NET LEASE REALTY, INC., a Michigan corporation, having an office at 24 Frank Lloyd Wright Drive, Lobby L, Ann Arbor, Michigan 48106 ("Landlord") and NEW YORK ROASTERS, INC., a Delaware corporation, having an office at 690 Delaware Avenue, Buffalo, New York 14209, ("Tenant").

                              W I T N E S S E T H:

         1. Landlord and Tenant have this day entered into a lease ("Lease") of the following described premises in the Town of Cheektowaga, County of Erie, and State of New York, as further described on Schedule A attached hereto.

         2. The Lease sets forth the above names and addresses of the parties thereto.

         3. The term of the Lease is Twenty (20) years beginning on the date hereof and ending on April 30, 2015.

         4. Tenant has a right to extend the term for two (2) successive periods of five (5) years each. The maximum date to which the Lease may be extended is midnight on April 30, 2025. The rights of extension are exercisable as set forth in the Lease.

         5. The Lease contains provisions giving Tenant an option to purchase the property, exercisable as set forth in the Lease.

         6. The terms and conditions of the Lease are incorporated into this Memorandum of Lease as if set forth in full herein.

         Landlord and Tenant have caused this Memorandum of Lease, to be duly executed and delivered as of the day and year first written above, for the purpose of providing an instrument for recording.

WITNESSES:                               CAPTEC NET LEASE REALTY, INC.

__________________________               By_______________________________

__________________________                  Its Vice President

                                         NEW YORK ROASTERS, INC.

__________________________               By_______________________________

__________________________                  Its President

STATE OF MICHIGAN        ss.
                         ss.

COUNTY OF WASHTENAW      ss.

         On this _______ day of April 1995, before me personally came W. Ross Martin, to me known to be the person who executed the foregoing instrument and who being duly sworn by me, did depose and say that he resides at 24 Frank Lloyd Wright Drive, Lobby L, Fourth Floor, Ann Arbor, Michigan 48106, that he is the Vice President of Captec Net Lease Realty, Inc., a Michigan corporation, the corporation described in, and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                         ____________________________________
                                         Notary Public
                                         ______________________County,_______
                                         My Commission Expires: _____________


STATE OF NEW YORK        ss.
                         ss.

COUNTY OF ___________    ss.

         On this ______ day of April 1995, before me personally came Paul L. Snyder III, to me known to be the person who executed the foregoing instrument and who being duly sworn by me, did depose and say that he resides at the town of Amherst, New York, that he is the President of New York Roasters, Inc., a Delaware corporation, the corporation described in, and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                          ___________________________________
                                          Notary Public
                                          ___________________ County, _______
                                          My Commission Expires:_____________

Drafted By And When
Recorded Return To:

Liggie V. Perkins
Captec Financial Group, Inc.
24 Frank Lloyd Wright Drive
Lobby L, Fourth Floor
P.O. Box 544
Ann Arbor, Michigan 48106-0544

                                   SCHEDULE A
                                       TO
                               MEMORANDUM OF LEASE

ALL THAT TRACT OR PARCEL OF LAND situate in the Town of Cheektowaga, County of Erie and State of New York, being part of Lots Number 42 and 43, Township 10, Range 7 of the Buffalo Creek Reservation and more particularly bounded and described as follows:

BEGINNING at a point located on the southerly highway boundary of French Road (90.0 feet wide) said point being 435.49 feet westerly of the westerly highway boundary of Transit Road (100 feet wide) as measured along the southerly highway boundary of French Road; thence south 2 degrees 05' 20" east parallel with the east line of Lot Number 42, Township 10, Range 8, a distance of 26.01 feet to a point located on the south line Lot Number 43, Township 10, Range 7; thence south 87 degrees 38' 25" west along the southerly line of Lot Number 43, Township 10, Range 7, a distance of 15.22 feet to a point; thence south 2 degrees 05' 20" east and parallel with the east line of Lot Number 42, Township 10, Range 7 a distance of 417.57 feet to a point on the north line of land subdivided under Map Covers 2264 and 2273; thence south 87 degrees 22' 50" west along the north line of land subdivided and filed in the Erie County Clerk's Office under Map Covers 2264 and 2273 as aforesaid a distance of 200.01 feet to a point; thence north 2 degree 05' 20" west and parallel with the east line of Lot Number 42, Township 10, Range 7 a distance of 407.51 feet to a point located on the southerly boundary of French Road; thence north 77 degrees 33' 23" east and along the southerly highway boundary of French Road a distance of 153.98 feet to a point of curve; thence easterly along the southerly highway boundary of French Road curving to the right, having a radius of 1592.02 feet and being tangent to the last described line an arc distance of 64.58 fed to the point or place of beginning.

                                    EXHIBIT D
                                       TO
                                      LEASE

                             [INTENTIONALLY OMITTED

                                    EXHIBIT E
                                       TO
                                      LEASE

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
(this "Agreement") is made and entered into as of the___________ day of ________________________, 19_____, by and among (i) NEW YORK ROASTERS, INC., a Delaware corporation ("Tenant"); (ii) CAPTEC NET LEASE REALTY, INC., a Michigan corporation ("Landlord"); and (iii)________________________________
("Lender").

                                   WITNESSETH:

         WHEREAS, Lender is the holder of that certain mortgage/deed of trust dated ______________ , 19____ ("Mortgage/Deed of Trust") encumbering that certain parcel of real property together with all improvements thereon, commonly known as the Kenny Rogers Roasters Restaurant located at 1449 French Road, Cheektowaga, New York and more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Property");

         WHEREAS, Lender and Landlord are parties to the Mortgage/Deed of Trust, pursuant to which Landlord financed the Property from Lender; and

         WHEREAS, Landlord and Tenant are parties to that certain Lease, dated April ____ , 1995 (the "Lease"), pursuant to which Tenant leased the Property from Landlord.

         NOW, THEREFORE, in consideration for the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. SUBORDINATION. The Lease, and the rights of Tenant in, to and under the Lease and the Property, are hereby made subject, junior and subordinate in all respects to the Mortgage/Deed of Trust and to all renewals, modifications, consolidations, replacements and extensions thereof and to the rights of Lender thereunder as if all such instruments had been executed, delivered and recorded prior to the execution of the Lease. This clause shall be self-operative, and no further instrument shall be required. However, Tenant covenants and agrees that if requested by Lender it will execute, acknowledge and deliver any instrument or document reasonably requested to confirm the foregoing subordination of the Lease within ten (10) days after receipt of written request therefor.

         2. NON-DISTURBANCE. So long as Tenant is not in default beyond any applicable grace or cure period in the payment of rent or any other sums payable under the Lease or any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, then: (a) Tenant's possession of the Property shall not be diminished or interfered with by Lender or any third party purchaser; (b) the Lease shall not be terminated or affected by the termination of the Mortgage/Deed of Trust or the Lender's exercise of any remedy provided for in the Mortgage/Deed of Trust; and (c) in the event that Lender forecloses upon the Property, Lender shall elect to preserve the Lease as a lease between Lender and Tenant in accordance with the terms of this Agreement.

         3. ATTORNMENT. In the event that the Lender forecloses upon the Property, then:

              (a) Tenant shall be bound to Lender, and Lender shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Lender were the original landlord under the Lease, except that Paragraph 3(b) below and the other provisions of this Agreement shall modify the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instruments; provided, however, that within ten (10) days after receipt of written request therefor from Lender, Tenant will execute and deliver to Lender any instrument or other documents reasonably requested by Lender to confirm Tenant's attornment to Lender.

              (b)   It is agreed that in no event shall Lender:

                    (1) be liable for any act or omission of any prior landlord (including Landlord);

                    (2) be obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the date that Lender succeeded to the interest of such prior landlord under the Lease; provided that from and after the date Lender becomes owner of the Property, Lender shall be obligated to cure any continuing default of the landlord under the Lease to the extent such default is capable of being cured by Lender;

                    (3) be subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord) with respect to events occurring prior to the date Lender succeeded to Landlord's interest;

                    (4) be bound by any Minimum Annual Rent or other amounts paid by Tenant to any prior landlord (including Landlord) more than one (1) month in advance of the date that Lender succeeded to the interest of such prior landlord under the Lease; or

                    (5) be bound by any amendment or modification of the Lease or any supplemental agreement made without the written consent of Lender.

         4. PAYMENT OF RENT TO LENDER. Tenant agrees to pay the Minimum Annual Rent and any other, payments due under the Lease upon receipt of written notice from Lender that it has succeeded to the interest of Landlord under the Lease, and Landlord agrees that Tenant is entitled to rely conclusively upon such notice without any duty of inquiry.

         5. LIMITATION ON LIABILITY OF LENDER. There shall be no personal liability on the part of Lender or any officer, director, employee, shareholder or partner of Lender for the performance of the Lease or any covenant or agreement contained therein or in this Agreement. Tenant shall look solely to Lender's estate and interest in the Property for the satisfaction of every remedy of Tenant for any breach by Lender under the Lease or this Agreement or otherwise arising out of or in connection with the Lease, and Tenant will not collect or attempt to collect any such claim out of any other assets of Lender.

         6. PERFORMANCE BY LENDER; CONFLICT. Nothing in this Agreement shall be or be deemed to be an agreement by Lender to perform any obligation of Landlord under the Lease unless and until the Lender acquires or takes possession of the Property, and then only if required to do so by the terms of the Lease, as modified and limited by this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall control.

         7. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return receipt requested or by nationally recognized overnight courier service and if given personally or by mail or by courier service, shall be deemed sufficiently given if addressed to parties at the addresses set forth below. Any party may by notice specify a different address for notice purposes.

         Addresses for Notices:

         To Lender:____________________________________________
                         _________________________________________________
                         _________________________________________________
                         _________________________________________________
                         _________________________________________________
                         _________________________________________________

         To Landlord:    Captec Net Lease Realty, Inc.
                         24 Frank Lloyd Wright Drive
                         Lobby L, 4th Floor
                         P.O. Box 544
                         Ann Arbor, Michigan 48106-0544

         To Tenant:   New York Roasters, Inc.

                               690 Delaware Avenue
                             Buffalo, New York 14209

         9. SUCCESSORS AND ASSIGNS. This Agreement and each and every covenant and provision contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

         10. MODIFICATIONS, COUNTERPARTS. This Agreement shall not be modified or amended in whole or in part except by a writing executed by all of the parties hereto or their respective representatives successors or assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a fully-executed original and all of which shall constitute one and the same instrument.

         11. GOVERNING LAW: JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction in which the Property is located.

         12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND FREELY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY, OTHER PARTY HERETO IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date hereinabove first written.

                                          TENANT:

WITNESSES:                                NEW YORK ROASTERS, INC.

__________________________                By:________________________________

__________________________                     Its:_________________________

                                          LANDLORD:

WITNESSES:                                CAPTEC NET LEASE REALTY, INC.

__________________________                By:________________________________

__________________________                     Its:__________________________

                                          LENDER:

WITNESSES:                                ___________________________________

__________________________                By:________________________________

__________________________                     Its:__________________________

STATE OF NEW YORK      ss.
                       ss.       ss.

COUNTY OF ________     ss.

         On this________ day of ___________________, 19__, before me personally came , to me known to be the person who executed the foregoing instrument and who being duly sworn by me, did depose and say that he resides in the town of Amherst, New York, that he is the ______________________ of New York Roasters, Inc., a Delaware corporation, the corporation described in, and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                  ________________________________
                                  Notary Public
                                  ________________County, ___________________
                                  My Commission Expires:

STATE OF MICHIGAN                 )
                                  )        ss.

COUNTY OF ___________________     )

         On this _____________ day of __________________________ 19_______,
before me personally came , to me known to be the person who executed the foregoing instrument and who being duly sworn by me, did deposes and say that he resides at 24 Frank Lloyd Wright Drive, Lobby L, Fourth Floor, Ann Arbor, Michigan 48106, that he is the _____________________________ of Captec Net Lease Realty, Inc., a Michigan corporation, the corporation described in, and which executed the above instrument; and that he signed his name thereto by order-of the board of directors of said corporation.

                                  _________________________________
                                  Notary Public

                                  ______________ County, _____________________
                                  My Commission Expires ______________________

STATE OF ____________________    )
                                 )        ss.

COUNTY OF ___________________    )

         On this __________ day of ________________________ 19_____, before me personally came to me known to be the person who executed the foregoing instrument and who being duly sworn by me, did deposes and say that he resides at _____________________________, that he is the _________________________ of
_____________________________________, a ____________________________________,
the corporation described in, and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                 ______________________________________
                                        Notary Public

                                 ______________ County, ____________________
                                 My Commission Expires:_____________________

Drafted By And
When Recorded Return To:

Captec Financial Group, Inc
Attn: Liggie V. Perkins
24 Frank Lloyd Wright Drive
Fourth Floor, Lobby L
P.O. Box 544
Ann Arbor, MI 48106-0544

                                    EXHIBIT F
                                       TO
                                      LEASE

                           LETTER OF CREDIT AGREEMENT

         THIS LETTER OF CREDIT AGREEMENT ("Agreement") is made as of April 1995, between NEW YORK ROASTERS, INC., a Delaware corporation, whose address is 640 Delaware Ave., Buffalo, New York 14209 ("Tenant") and CAPTEC NET LEASE REALTY, INC., a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P. 0. Box 544, Ann Arbor, Michigan 48106-0544 ("Landlord").

                                    RECITALS:

         Tenant has entered into a Lease, dated of even date, with Landlord for property located at 1449 French Road, Cheektowaga, New York ("Lease").

         As security for performance of the Tenant's obligations under the Lease, the Tenant has provided a letter of credit (Number ____________________), dated of even date ("Letter of Credit"), from ________________________________
("Bank"), in the form attached as Exhibit A.

         This Agreement sets forth the terms and conditions upon which the Landlord shall have the right to draw upon the Letter of Credit.

         FOR GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS
FOLLOWS:

         1. LETTER OF CREDIT. The Tenant covenants and agrees to continue to maintain the Letter of Credit, or a substitute letter of credit satisfactory to the Landlord, throughout the term of the Lease, to secure the obligations of the Tenant under the Lease. The Letter of Credit, as modified, amended, extended and/or renewed is hereinafter referred to as the Letter of Credit.

         2. DRAWS ON THE LETTER OF CREDIT. The Landlord shall be permitted to draw on the Letter of Credit under the following circumstances:

              (a) To cure any monetary default under the terms and provisions of the Lease after the expiration of any applicable cure period.

              (b) If the Letter of Credit is being cancelled and a satisfactory substitute letter of credit has not been delivered to the Landlord.

         3. LIMITED LIABILITY. The Landlord shall be permitted to make multiple draws under the Letter of Credit for any one, or any combination, of any of the purposes set forth in Section 2 above; provided, however, no request for payment under the Letter of Credit shall exceed either singularly, or in the aggregate, the stated amount of the Letter of Credit.

         4. EXTENSION OR REPLACEMENT OF LETTER OF CREDIT. On or before the stated expiration date of the Letter of Credit, the Tenant shall use its best efforts to cause the Letter of Credit (or substitute letter of credit) to be extended for not less than one (1) additional year or replace the Letter of Credit with a replacement letter of credit satisfactory to the Landlord for a term of not less than one (1) year.

         5. APPLICATION OF PROCEEDS. The Landlord shall apply the proceeds of any draw on the Letter of Credit to cure any existing monetary default under the terms and provisions of the Lease. In the event that the Landlord shall draw on the Letter of Credit pursuant to the provisions of Section 2(b) above, the Landlord shall deposit such proceeds in a non-interest bearing account which shall be under the exclusive control and possession of the Landlord throughout the term of the Lease, to be applied to cure any subsequent monetary default under the terms and provisions of the Lease; provided, however, the Landlord shall deliver proceeds of any draw under the Letter of Credit, in accordance with written instructions from the Tenant, upon the Landlord's receipt of a


         6. SEVERABILITY. The invalidity of any provision of this Agreement as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

         7. ENTIRE AGREEMENT. It is understood that there are no oral or written agreement or representations between the parties hereto affecting this Agreement, and that this Agreement and the Exhibits hereto supersede and cancel any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreement, and understandings, if any, made by or between the Landlord and the Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Agreement.

         8. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return receipt requested or by nationally recognized overnight courier service and if given personally or by mail or courier service, shall be deemed sufficiently given if addressed to the Tenant or to the Landlord, as the case may be, at the addresses noted in the initial paragraph hereof. Any party may by notice to the other parties specify a different address for notice purposes.

         9. WAIVERS. No waiver by the Landlord of any provision hereof shall be deemed a waiver of any other provision hereof of or any subsequent breach by the Tenant of the same of any other provision.

         10. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         11. CHOICE OF LAW. The laws of the State of New York shall govern the validity, performance, and enforcement of this Agreement.

         12. ATTORNEYS' FEES. Should any party institute any action or proceeding to enforce any provision hereof or for a declaration of such party's rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court may adjudge to be reasonable attorneys' fees for services rendered to the party prevailing in any such action or proceeding, and such fees shall be deemed to have accrued upon the commencement of such action or proceeding and shall be enforceable whether or not such action or proceeding is prosecuted to judgment.

         13. WAIVER OF JURY TRIAL. The Landlord and the Tenant each hereby waive all right to a trial by jury in any claim, action, proceeding or counterclaim by the Landlord or the Tenant against the other on any matters arising out of or in any way connected with this Agreement, the relationship of the Landlord and the Tenant.

         14. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns.

         15. MODIFICATIONS. This Agreement may not be altered, amended, changed, waived, terminated, or modified in any manner unless the same shall be in writing and signed by or on behalf of the party to be bound.

         16. NO EQUITABLE REMEDIES. The Tenant agrees and acknowledges that the objective of the Letter of Credit is to provide the Landlord with immediately available funds upon demand and therefore, the Tenant hereby waives any rights to equitable relief or remedies under the Letter of Credit or relating to monies in any account arising from a draw on the Letter of Credit upon the occurrence of any default under the Lease, relating to the voluntary or involuntary bankruptcy, receivership, insolvency or other similar federal or state laws, the failure to extend the Letter of Credit as required herein, or any payment default under the Lease.

         IN WITNESS WHEREOF, the parties have hereto have executed this Agreement as of the day and year first written above.

WITNESSES:                                NEW YORK ROASTERS, INC.

__________________________                By:_______________________________

__________________________                     Its:       President

                                          CAPTEC NET LEASE REALTY, INC.

__________________________                By:_______________________________

__________________________                     Its:       Vice President

                                    EXHIBIT A
                                       TO
                           LETTER OF CREDIT AGREEMENT

              IRREVOCABLE LETTER OF CREDIT NO. ____________________

                           April _______________, 1995

Captec Net Lease Realty, Inc.
24 Frank Lloyd Wright Drive
Lobby L, 4th Floor
P. 0. Box 544
Ann Arbor, Michigan 48106-0544

Ladies and Gentlemen:

         We hereby authorize you to draw on ourselves for account of New York Roasters, Inc. up to the aggregate amount of One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00), available by your clean eight draft or drafts.

         Drafts under this credit must be marked "Drawn Unde Irrevocable Letter of Credit No.______________ , Dated April ________, 1995", and presented at our office no later than ___________________________ .

         This Letter of credit must accompany any draft presented to us for payment, and will be returned to you if the draft does not exhaust the amount of this Letter of Credit.

         We hereby represent and warrant that the issuance of this Letter of Credit does not exceed our lending limit for the account party.

         Our obligation under this Letter of Credit is independent from that of New York Roasters, Inc. with you. No defense or claim of New York Roasters, Inc. against you, and no bankruptcy or insolvency of New York Roasters, Inc., shall impair or affect in any way our obligation to honor your drafts under and in compliance with this Letter of Credit. Our obligation to you is in no way contingent upon our reimbursement from New York Roasters, Inc. or by anyone else.

         We hereby undertake that drafts drawn in compliance with the terms of this credit will be duly honored by us within two (2) hours after presentation.

         This Letter of Credit is subject to the provisions of the New York Uniform Commercial Code.

                                          Very truly yours,

                                          ___________________________________
                                          Authorized Signature

                                          ___________________________________
                                          Authorized Signature

                                         1449 French Road, Cheektowaga, New York


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is made as of the 31st day of December, 1995, by and among NEW YORK ROASTERS, INC., a Delaware corporation, whose address is 690 Delaware Avenue, Buffalo, New York 14209 ("Assignor"); ROADHOUSE GRILL BUFFALO, L.L.C., a New York limited liability company, whose address is 1449 French Road, Cheektowaga, New York ("Assignee"); and CAPTEC NET LEASE REALTY, INC., a Michigan corporation, whose address is 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544 ("Landlord").


                                 R E C I T A L S


         A. Landlord and Assignor entered into that certain Lease dated April 17, 1995, under which Landlord agreed to lease to Assignor the real property located at 1449 French Road, Cheektowaga, New York and more particularly described on Exhibit A attached hereto ("Premises").

         B. Assignor wished to assign its rights and obligations under the Lease to Assignee. Assignor has requested that Landlord consent to this assignment upon the following conditions and with the following understandings.

         C. Landlord has agreed to consent to the assignment (but to no future assignment) upon the terms and conditions set forth below.

         IN CONSIDERATION OF THE FOREGOING AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

         1. Assignor assigns the Lease to Assignee, and Assignee accepts such assignment, and assumes and agrees to pay, perform and to bound by all of the terms and provisions of the Lease, just as if Assignee executed the Lease originally. Assignee represents to Landlord that Assignee possesses and has carefully reviewed a complete and accurate copy of the Lease and all amendment thereto.

         2. Landlord consents to the assignment by Assignor to Assignee as set forth in this Agreement under the conditions of, and with the understanding contained in, this Agreement. Assignee acknowledges and agrees that this Agreement shall not imply any consent by Landlord to any future assignment of rights and obligations without the prior written consent of Landlord and compliance with all of the conditions in the Lease. Landlord and Assignee agree that all references to "Tenant" in the Lease shall refer, from and after the date hereof, to Assignee rather than Assignor.

         3. Landlord and Assignee agree that this Agreement shall not modify the Lease except as follows:

              a. In Article I of the Lease, the Tenant's trade name shall be amended to read as follows: "Roadhouse Grill."

              b. In Article I of the Lease, the Tenant's notice address shall be amended to read as follows:

                                     1449 French Road
                                     Cheektowaga, New York

                                  With a copy to:

                                     Roadhouse Grill, Inc.
                                     4801 South University Drive
                                     Suite 304 East
                                     Davie, Florida 3328
                                     Attention: President

                                  And:

                                     Roadhouse Grill of Western New York, L.L.C.
                                     690 Delaware Avenue
                                     Buffalo, NY 14209

              c. The first sentence of Article 7.01 shall be amended to read as follows: "Tenant shall use and occupy the Premises solely for the operation of a Roadhouse Grill franchise or such other use as Landlord shall consent to in the exercise of its reasonable judgment."

              d. The first sentence of Article 13 shall be amended to read as follows: "Tenant shall have the right to erect signs on the Premises or affix signs to the windows and doors of the Premises of such sizes, colors and designs as are customarily used in other Roadhouse Grill restaurants."

              e.   Section 20.02 shall be amended to read as follows:

              Tenant hereby covenants and agrees to deliver annual CPA reviewed financial statements for Tenant to Landlord within one hundred twenty (120) days after the end of Tenant's fiscal year, and management prepared and certified quarterly financial statements for Tenant within sixty (60) days after the end Tenant's fiscal quarter. Each guarantor shall deliver annual financial statements within one hundred twenty (120) days after the end of each guarantor's fiscal year. Such financial statements shall be true and correct in all respects, be prepared in accordance with generally accepted accounting principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. If Tenant's financial statements are prepared on a consolidated basis, Tenant hereby covenants and agrees to prepare financial statements specifically relating to the operation of the Premises. Tenant further agrees to deliver annual unit level profit and loss statements on the operation of the Premises.

              f. The first sentence of Section 25.14 shall be amended to read as follows:

              Tenant agrees to furnish to Landlord, with reasonable promptness:
              (a) copies of financial statements of Tenant and each guarantor (including, but not limited to, annual balance sheets, income statements and surplus statements); and (b) other financial statements, reports and documents which Tenant sends to or makes available to its shareholders.

              g. The Letter of Credit Agreement attached to the Lease as Exhibit F, and all references thereto in the Lease, shall be deleted.

              h. Except as modified above, the terms and provisions of the Lease remain in full force and effect.

         4. Assignor, Assignee and Landlord agree that all of Landlord's reasonable costs, expenses and fees, including but not limited to attorney's fees, incurred in connection with the assignment and the transactions contemplated in this Agreement shall be the sole responsibility of Assignor.

         5. The Agreement shall bind and inure to the benefit of the parties of this Agreement, their successors and assigns.

         6. This Agreement shall be governed by and construed in accordance with the laws of New York.

         7. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one in the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                        NEW YORK ROASTERS, INC.


                                        By: /s/ PAUL L. SNYDER
                                            ------------------
                                                Paul L. Snyder

                                                Its: CHIEF EXECUTIVE OFFICER
                                                     -----------------------

                                        ROADHOUSE GRILL BUFFALO, L.L.C.


                                        By: /s/ ILLEGIBLE
                                            -------------

                                                Its: VICE PRESIDENT
                                                     --------------

                                        CAPTEC NET LEASE REALTY, INC.


                                        By: /s/ GARY A. BRUDER
                                            ------------------
                                                Gary A. Bruder
                                                Its:  VICE PRESIDENT
                                                      --------------

STATE OF NEW YORK       )
                        )  ss.
COUNTY OF ERIE          )


         On this 28th day of December, 1995, before me personally came Paul L. Snyder, to me known to be the person who executed the foregoing instruments and who being duly sworn by me, did depose and say that he resides at 690 Delaware Avenue, Buffalo, New York, that he is the CEO of New York Roasters, Inc., a Delaware corporation, the corporation described in, and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                             /s/ SANDRA S. SCHOELLKOPF
   Sandra S. Schoellkopf                         ---------------------
   Notary Public, State of New York              Sandra S. Schoellkopf
   Qualified in Erie County                      Notary Public
   My Commission Expires  7/3/97                 Erie County, State of New York
                                                 My Commission expires: 7/3/97




STATE OF                )
                        ) ss.
COUNTY OF               )


         On this ________ day of December, 1995, before me personally came ___________________________ , to me known to be the person who executed the foregoing instrument and who being duly sworn by me, did depose and say that he resides at _______________________ , that he is the _________________ of
Roadhouse Grill Buffalo, L.L.C., a New York limited liability company, the company described in, and which executed the above instrument; and that he signed his name thereto by order of the members of the said company.


                                         ______________________________________
                                         Notary Public
                                         _________________  County,____________
                                         My Commission expires:________________


STATE OF MICHIGAN       )
                        ) ss.
COUNTY OF WASHTENAW     )


         On this 9th day of February, 1995, before me personally came Gary A Bruder, to me known to be the person who executed the foregoing instrument and who being duly sworn by me, did depose and say that he resides at 24 Frank Lloyd Wright Drive, Lobby L, 4th Floor, P.O. Box 544, Ann Arbor, Michigan 48106-0544, that he is the Vice President of Captec Net Lease Realty, Inc., a Michigan corporation, the corporation described in, and which executed the above instrument; and that he signed his name thereto by order of the board of directors of the said corporation.

                                        /s/ MARGARET K. RIVERA
                                            ------------------
                                            Margaret K. Rivera
                                            Notary Public
                                            Wayne County, MI
                                            My Commission expires: 6/12/99
                                            ACTING IN WASHTENAW COUNTY, MI

                                    EXHIBIT A
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         ALL THAT TRACT OR PARCEL OF LAND situate in the Town of Cheektowaga, County of Erie and State of New York, being part of Lots Number 42 and 43, Township 10, Range 7 of the Buffalo Creek Reservation and more particularly bounded and described as follows:

BEGINNING at a point located on the southerly highway boundary of French Road (90.0 feet wide) said point being 435.49 feet westerly of the westerly highway boundary of Transit Road (100 feet wide) as measured along the southerly highway boundary of French Road; thence south 2 degrees 05' 20" east parallel with the east line of Lot Number 42, Township 10, Range 8, a distance of 26.01 feet to a point located on the south line Lot Number 43, Township 10, Range 7; thence south 87 degrees 38' 25" west along the southerly line of Lot Number 43, Township 10, Range 7, a distance of 15.22 feet to a point; thence south 2 degrees 05' 20" east and parallel with the east line of Lot Number 42, Township 10, Range 7 a distance of 417.57 feet to a point on the north line of land subdivided under Map Covers 2264 and 2273; thence south 87 degrees 22' 50" west along the north line of land subdivided and filed in the Erie County Clerk's Office under Map Covers 2264 and 2273 as aforesaid a distance of 200.01 feet to a point; thence north 2 degrees 05' 20" west and parallel with the east line of Lot number 42, Township 10, Range 7 a distance of 407.51 feet to a point located on the southerly boundary of French Road; thence north 77 degrees 33' a distance of 407.51 feet to a point located on the southerly boundary of French Road; thence north 77 degrees 33' 23" east and along the southerly highway boundary of French Road a distance of 153.98 feet to a point of curve; thence easterly along the southerly highway boundary of French Road curving to the right, having a radius of 1592.02 feet and being tangent to the last described line an arc distance of 64.58 feet to the point or place of beginning.